UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2012

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 18 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2012, Enstar Group Limited (the “Company”) entered into letter agreements with Paul J. O’Shea and Nicholas A. Packer amending their existing employment agreements with the Company. The letter agreements extend the existing employment agreements with Messrs. O’Shea and Packer for a five-year term commencing as of January 1, 2012. The current term of their employment agreements would have expired on April 30, 2012, although they were scheduled to renew for an additional one-year period.

Messrs. O’Shea and Packer will continue to serve as the Company’s Executive Vice Presidents and Joint Chief Operating Officers. Each letter agreement provides that if the officer fails to remain employed through the new five-year term (except in the event the officer’s employment is terminated by the Company without cause or by the officer with good reason), the noncompetition covenant in the respective officer’s employment agreement will apply for an eighteen-month period following the date employment ceases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED

	By:	/s/ Richard J. Harris
Date: April 25, 2012	Richard J. Harris
Chief Financial Officer